Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Withdraws

Proposal to Acquire SemGroup

(Houston – April 17, 2012) Plains All American Pipeline, L.P. (NYSE: PAA) announced today that it has communicated to the management and Board of SemGroup that PAA has withdrawn its October 2011 proposal to acquire 100% of the issued and outstanding shares of Class A and Class B common stock of SemGroup Corporation for $24.00 per share in cash.

A Partnership spokesperson stated that PAA did not intend to provide further comment.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the processing, transportation, fractionation, storage and marketing of natural gas liquids. Through its general partner interest and majority equity ownership position in PAA Natural Gas Storage, L.P. (NYSE: PNG), PAA owns and operates natural gas storage facilities. PAA is headquartered in Houston, Texas.

Contact:	Roy I. Lamoreaux
Director, Investor Relations
713-646-4222 – 800-564-3036

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